UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 29, 2004

THE RICEX COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24285	68-0412200
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1241 Hawk's Flight Court El Dorado Hills, California	95762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 933-3000

Item 5.   Other Events.

        On June 25, 2004, the Board of Directors (the “Board”) of The RiceX Company (the “Company”) unanimously approved an increase in the size of the Board from five to six directors, and appointed the Company’s new Chief Executive Officer, Terrence Barber, to the Board to fill the new Class II director vacancy created as a result of the increase in the size of the Board. Mr. Barber will serve as a director of the Company until the next election of the Company’s Class II directors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RICEX COMPANY
Date: June 29, 2004	By:	/s/ Daniel L. McPeak Sr.
Daniel L. McPeak Sr. Chairman of the Board

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